UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2006

World Air Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	000-26582	20-2121036
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

HLH Building, 101 World Drive, Peachtree City, Georgia		30269
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-632-8322

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2006, North American Airlines, Inc., a Delaware corporation ("North American") and a wholly-owned subsidiary of World Air Holdings, Inc., a Delaware corporation (the "Registrant"), entered into an Employment Agreement (the "Employment Agreement") with Jeffrey W. Wehrenberg ("Mr. Wehrenberg" or the "Employee").

Pursuant to the terms of the Employment Agreement, the Employee will serve as Chief Operating Officer of North American until May 11, 2009. The Employee's initial base salary is set at $190,000 per year (the "Base Salary"). In addition to the Base Salary, the Employee will be paid $45,000 per annum as supplemental compensation for residing in the New York metropolitan area for the first year of the Employment Agreement subject thereafter to the review and adjustment by the Board of Directors of Registrant in its sole and absolute discretion for subsequent years. Mr. Wehrenberg is also entitled to participate in the Registrant's current and future equity compensation programs.

The Employment Agreement may be immediately terminated upon the occurrence of any of the following events: (a) death of the Employee; (b) the Employee's disability which continues for a ninety (90) consecutive day period or for an aggregate of one hundred eighty (180) days during any three hundred sixty-five (365) day period; (c) termination of Employee by North American for "cause" (as that term is defined in the Employment Agreement); (d) termination of Employee by North American without cause; or (e) termination by Employee for "good reason" (as that term is defined in the Employment Agreement).

If the Employee is terminated for cause, the Employee will not be entitled to any compensation or other benefits of employment from and after the effective date of the termination. If the Employee is terminated for reasons other than cause, the Employee will be paid an amount equal to his Base Salary in effect at the time of the termination, the Employee will be reimbursed for the cost of obtaining COBRA health continuation coverage, the Employee shall be entitled to receive any deferred salary and any unvested stock options or restricted stock grants held by him shall become fully vested.

The above description of the Employment Agreement is a summary of the material terms of the Employment Agreement and does not purport to be complete. The description is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Air Holdings, Inc.

May 16, 2006	By:	/s/ Mark M. McMillin

Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Employment Agreement